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                                                                    EXHIBIT 99.4

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cotelligent Group, Inc.:

  We have audited the accompanying consolidated balance sheets of Cotelligent Group, Inc. (a Delaware Corporation) and subsidiaries as of March 31, 1996 and 1997 and December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended March 31, 1995, 1996 and 1997 and the nine months ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cotelligent Group, Inc. and subsidiaries as of March 31, 1996 and 1997 and December 31, 1997, and the results of their operations and their cash flows for the years ended March 31, 1995, 1996 and 1997 and the nine months ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

San Francisco, California
February 20, 1998


                                      F-2